EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS THIRD QUARTER FISCAL YEAR 2009 RESULTS AND
DECLARES QUARTERLY DIVIDEND

The Company Reports Record Revenues and Net Income for the Quarter

BILLERICA, Mass. – February 9, 2009 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the third quarter of fiscal year 2009 ended December 31, 2008. The Company reported record revenues of $65,290,000 as compared with revenues of $42,615,000 for the third quarter of fiscal year 2008, net income of $10,059,000 as compared with net income of $4,002,000 for the third quarter of fiscal year 2008, and earnings per share of $1.13 as compared with earnings per share of $0.43 for the third quarter of fiscal year 2008. This represents a 53% increase in revenues and a $0.70 increase in earnings per share when compared to the third quarter of the prior fiscal year.

For the first nine months of fiscal year 2009 ended December 31, 2008, the Company reported revenues of $161,077,000, which represents an increase of 29% as compared with revenues of $124,713,000 for the same period in the prior fiscal year, net income of $20,109,000 as compared with net income of $14,689,000 for the same period in the prior fiscal year, and earnings per share of $2.26, which represents a $0.70 increase in earnings per share as compared with earnings per share of $1.56 for the same period in the prior fiscal year.

“This is another record quarter — revenues increased more than 50% and gross profit margin increased more than eight points to 44% from the same period one year ago,” said Anthony Fabiano, AS&E’s President and CEO. “Revenue growth in the quarter was driven by a robust demand for our Z Backscatter Vans, AS&E’s proprietary cargo products, and field services. Operating income significantly increased in the quarter with improved gross margins from higher revenues, significant improvement in cargo margins, and continued focus on controlling overhead and expenses. These strong results were enabled by the successful execution of our strategies to grow revenue and earnings to increase shareholder value over the long-term.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.20 per share, payable on March 5, 2009 to the holders of record at the close of business on February 16, 2009.

To participate in the conference call, please follow these instructions:

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Senior Vice President, CFO and Treasurer, will host the conference call on Monday, February 9, 2009 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-831-6272 at least 10 minutes prior to its starting time. For international participants, dial 1-617-213-8859. Please tell the Operator the confirmation code: 18227315.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, February 9, 2009 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 43730174. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, Senior Vice President, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Total net sales and contract revenues	$65,290	$42,615	$161,077	$124,713

Total cost of sales and contracts	36,530	27,431	95,261	78,050
Gross profit	28,760	15,184	65,816	46,663

Expenses:
Selling, general and administrative	9,132	7,609	24,225	19,943
Research and development	4,815	3,148	12,554	8,678
Total expenses	13,947	10,757	36,779	28,621

Operating income	14,813	4,427	29,037	18,042
Interest and other income, net	189	1,465	1,668	4,938

Income before provision for income taxes	15,002	5,892	30,705	22,980
Provision for income taxes	4,943	1,890	10,596	8,291

Net income	$10,059	$4,002	$20,109	$14,689

Income per share - Basic	$1.16	$0.44	$2.32	$1.60
Income per share - Diluted	$1.13	$0.43	$2.26	$1.56

Weighted average shares - Basic	8,670	9,136	8,679	9,163
Weighted average shares - Diluted	8,940	9,357	8,917	9,397

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2008	March 31, 2008

Assets
Current assets:
Cash and investments	$131,388	$125,424
Accounts receivable, net	44,176	27,583
Inventories	45,042	40,107
Other current assets	15,377	12,506
Total current assets	235,983	205,620

Non-current assets:
Building, equipment and leasehold improvements, net	20,161	22,201
Other assets	7,156	7,713
Total assets	$263,300	$235,534
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$13,958	$12,660
Customer deposits	16,249	6,547
Deferred revenue	21,951	23,120
Other current liabilities	20,758	13,837
Total current liabilities	72,916	56,164

Non-current liabilities:
Lease financing liability	8,679	9,540
Other non-current liabilities	5,788	3,758
Total liabilities	87,383	69,462

Total stockholders’ equity	175,917	166,072
Total liabilities and stockholders’ equity	$263,300	$235,534

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the nine months ended
	December 31, 2008	December 31, 2007

Cash flows from operating activities:
Net income	$20,109	$14,689
Adjustments to reconcile net income to net cash (used for) operating activities:
Depreciation and amortization	3,194	3,071
Provision for contracts, inventory and accounts receivable reserves	1,874	77
Amortization of bond discount	(401)	(1,798)
Deferred income taxes	(1,954)	(2,823)
Stock based compensation expense	3,126	4,141
Change in value of warrants	—	(11)

Changes in assets and liabilities:
Accounts receivable	(16,754)	(12,983)
Unbilled costs and fees	1,197	3,940
Inventories	(6,648)	(19,453)
Prepaid expenses and other assets	(3,761)	1,645
Accounts payable	1,298	3,139
Accrued income taxes	2,198	1,031
Customer deposits	9,702	(2,181)
Deferred revenue	881	21,052
Accrued expenses and other liabilities	5,289	(749)
Sale of leased asset	116	—
Non-current liabilities	(20)	—
Net cash provided by operating activities	19,446	12,787

Cash flows from investing activities:
Purchases of short-term investments	(50,500)	(125,282)
Proceeds from maturities of short-term investments	75,650	100,725
Purchases of property and equipment	(1,270)	(2,271)
Net cash provided by (used for) investing activities	23,880	(26,828)

Cash flows from financing activities:
Decrease in restricted cash and investments	2,464	278
Proceeds from exercise of warrants	—	509
Proceeds from exercise of stock options	4,602	2,939
Repurchase of shares of common stock	(14,382)	(13,821)
Payment of dividends	(5,267)	(3,704)
Proceeds from financing of leasehold improvement	—	417
Repayment of lease financing	(849)	(1,054)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	1,181	1,221
Net cash used for financing activities	(12,251)	(13,215)
Foreign currency translation effect on cash	(98)	(16)
Net increase (decrease) in cash and cash equivalents	30,977	(27,272)
Cash and cash equivalents at beginning of period	52,418	69,650
Cash and cash equivalents at end of period	$83,395	$42,378